UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2010

SYNCHRONOSS TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52049	06-1594540
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

750 Route 202 South, Suite 600, Bridgewater, New Jersey		08807
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(866) 620-3940

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 11, 2010, Lawrence R. Irving, Chief Financial Officer of Synchronoss Technologies, Inc. (the "Company"), and Robert Garcia, Chief Operating Officer of the Company, adopted Rule 10b5-1 trading plans (the "Plans") with a brokerage firm to sell up to approximately 56,000 and 34,000 shares of the Company's common stock, respectively. The Plans are intended to satisfy the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934 and were adopted in accordance with the Company’s policies regarding securities transactions. Each of the Plans is scheduled to terminate in August 2010.

The Plans were adopted in order to allow Messrs. Irving and Garcia to sell a small portion of their Company common stock over time as part of their estate planning which includes satisfying tax requirements. The transactions under the Plans will be disclosed publicly though Form 4 filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

March 16, 2010	By:	/s/ Stephen G. Waldis

Name: Stephen G. Waldis
Title: Chairman of the Board of Directors, President and Chief Executive Officer